UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2015

Carey Watermark Investors 2 Incorporated

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-196681	46-5765413
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this Current Report on Form 8-K (the “Report”) is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 29, 2015, a wholly-owned subsidiary of Carey Watermark Investors 2 Incorporated (“CWI 2”) acquired a 19.334% interest in a joint venture owning the Ritz-Carlton Key Biscayne hotel from GB Key Biscayne Holdings, LLC (the “Key Biscayne Venture”), an unaffiliated third party.  Our affiliate, Carey Watermark Investors Incorporated (“CWI 1”), acquired a 47.336% interest in the Key Biscayne Venture on the same date.  The remaining 33.33% interest is retained by the original owners.  The property includes 302 resort guestrooms and 188 condo-hotel units (174 of which currently participate in the resort rental program) and is located in Key Biscayne, Florida.

The Key Biscayne Venture’s total investment in the property is approximately $328.6 million, including debt and acquisition-related expenses.  CWI 1’s and CWI 2’s investment was made through a joint venture (the “CWI REITs Venture”) and in the form of a preferred equity interest. CWI 2’s investment in the property is approximately $69.1 million in the aggregate, including its allocated portion of debt and acquisition-related costs.  CWI 1 is the managing member of the CWI REITs Venture.  The equity portion of CWI 2’s investment was financed in full by a loan of $37.4 million from a subsidiary of W. P. Carey Inc., which is the ultimate parent of CWI 2’s advisor and holds an indirect interest in CWI 2, at a rate of LIBOR plus 1.1% and a maturity date of December 30, 2015.

The Key Biscayne Venture’s total investment includes $164.0 million in assumed non-recourse debt financing with an annual interest rate fixed at 6.09% and a maturity date of June 2017.

The foregoing descriptions do not purport to be complete and are subject to, and qualified in their entirety by, reference to the Amended and Restated Limited Liability Company Operating Agreement of CWI Key Biscayne Hotel, LLC, by and between CWI OP, LP and CWI 2 OP, LP, dated as of May 29, 2015.  A copy of the agreement is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(a) and (b)

Pursuant to Items 9.01(a) and (b) of Form 8-K, the registrant hereby undertakes to file any financial statements required to be filed in response to Item 2.01 of Form 8-K through an amendment to this Report within 71 days after the date that this Report is filed.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Limited Liability Company Operating Agreement of CWI Key Biscayne Hotel, LLC, by and between CWI OP, LP and CWI 2 OP, LP dated as of May 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors 2 Incorporated

Date: June 4, 2015	By:	/s/ Michael G. Medzigian
Michael G. Medzigian
Chief Executive Officer